SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 24, 2006
LIBBEY INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	1-12084 (Commission File Number)	34-1559357 (IRS Employer identification No.)

300 Madison Avenue Toledo, Ohio (Address of principal executive offices)		43604 (Zip Code)
Registrant’s telephone number, including area code: (419) 325-2100
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Material Definitive Agreement
SIGNATURES

Item 1.01 Material Definitive Agreement
     On July 24, 2006, the Compensation Committee of the Board of Directors of Libbey Inc. approved new base salaries for the following named executive officers:

Named Executive Officer	Base Salary
Kenneth G. Wilkes	$315,162
Vice President, General Manager International Operations
Susan Allene Kovach	$253,122
Vice President, General Counsel and Secretary
Daniel P. Ibele	$249,078
Vice President, General Sales Manager

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned here unto duly authorized.

LIBBEY INC. Registrant
Date: July 28, 2006	By:	/s/ Scott M. Sellick
Scott M. Sellick
Vice President, Chief Financial Officer (Principal Accounting Officer)